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                                                                      Exhibit 21

                         SUBSIDIARIES OF NISOURCE INC.
                            as of December 31, 2002


                                                           State of
      Segment/Subsidiary                                 Incorporation
------------------------------                         -----------------

GAS DISTRIBUTION OPERATIONS
Bay State Gas Company                                  Massachusetts
Columbia Gas of Kentucky, Inc.                         Kentucky
Columbia Gas of Maryland, Inc.                         Delaware
Columbia Gas of Ohio, Inc.                             Ohio
Columbia Gas of Pennsylvania, Inc.                     Pennsylvania
Columbia Gas of Virginia, Inc.                         Virginia
Kokomo Gas and Fuel Company                            Indiana
Northern Indiana Fuel and Light Company, Inc.          Indiana
Northern Utilities, Inc.                               New Hampshire
Columbia Service Partners, Inc.                        Delaware
Northern Indiana Public Service Company*               Indiana

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*               Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS
Columbia Gas Transmission Corporation                  Delaware
Columbia Gulf Transmission Company                     Delaware
Crossroads Pipeline Company                            Indiana
Granite State Gas Transmission, Inc.                   New Hampshire

EXPLORATION AND PRODUCTION OPERATIONS
Columbia Energy Resources, Inc.                        Delaware

OTHER PRODUCTS AND SERVICES OPERATIONS
NI Energy Services, Inc.                               Indiana
NiSource Energy Technologies, Inc.                     Indiana
NiSource Development Company, Inc.                     Indiana
Columbia Energy Services Corporation                   Kentucky
NI-TEX Gas Services, Inc.                              Delaware
EnergyUSA, Inc.                                        Indiana
NI Fuel Company, Inc.                                  Indiana
EnergyUSA-TPC Corp.                                    Indiana
Primary Energy, Inc.                                   Indiana

DISCONTINUED OPERATIONS
IWC Resources Corporation                              Indiana Columbia
Transmission Communications Corporation                Delaware

CORPORATE
Columbia Energy Group                                  Delaware
NiSource Capital Trust I                               Delaware
NiSource Finance Corp.                                 Indiana
NiSource Capital Markets, Inc.                         Indiana
NiSource Corporate Services Company                    Delaware

NiSource Insurance Corporation, Limited                Bermuda
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* Reported under Gas Distribution Operations and Electric Operations.